FORM OF PERFORMANCE STOCK AWARD AGREEMENT
(2008 LONG-TERM INCENTIVE PROGRAM)

THE CHILDREN’S PLACE RETAIL STORES, INC.

This Performance Stock Award Agreement (the “Agreement”), effective as of the “Award Date” set forth in the attached Exhibit A, is entered into between The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Company”), and the individual identified in Exhibit A (the “Awardee”).

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee a performance stock award of shares of the Company’s common stock, par value $.10 per share (the “Common Stock”) pursuant to the Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc. (the “Plan”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Award. Subject to Sections 2 and 3 hereof, the Company shall deliver to the Awardee the number of shares of Common Stock determined in accordance with Exhibit A (the “Performance Shares”) to the extent, if any, that performance targets established by the Committee no later than April 30, 2008 and incorporated into Exhibit A are achieved. Subject to the earlier delivery of such shares or any portion thereof required by Section 2 or 3 or Exhibit A hereof and the Awardee's continued employment with the Company or a Subsidiary (other than termination due to death or Disability), the shares shall be delivered to the Awardee no later than 60 days after the end of the Company's 2010 fiscal year (the “Delivery Date”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings as set forth in the Plan.

2. Termination of Employment During Measurement Period. If the Awardee’s employment with the Company and its Subsidiaries terminates after the beginning of the Company's 2008 fiscal year and before the end of the Company's 2010 fiscal year (the “Measurement Period”) due to the Awardee’s Disability or death, the Awardee (or Awardee’s estate) shall be entitled to a prorated number of the Performance Shares, if any, that would otherwise have been earned in accordance with Exhibit A had Awardee continued in the employment of the Company throughout the entire Measurement Period, based on the ratio of the number of full calendar months the Awardee was employed during the Measurement Period to the total number of calendar months in the Measurement Period. Such prorated number of Performance Shares, if any, shall be delivered to the Awardee (or Awardee’s estate) on the Delivery Date to the extent the requisite performance targets have been achieved. If the Awardee’s employment with the Company and its Subsidiaries terminates before the Delivery Date for any reason other than due to the Awardee’s Disability or death, the Awardee shall not be entitled to receive any Performance Shares. Notwithstanding anything contained herein to the contrary, delivery of Performance Shares to a “specified employee” as defined in Section 409A(a)(2)(B) of the Code shall be deferred until the first business day of the seventh month following such employee’s separation from service with the Company to the extent earlier delivery would cause a violation of Section 409A of the Code.

3. Change in Control. In the event that a Change in Control occurs during the Measurement Period and before the Awardee’s employment with the Company and Subsidiaries terminates and the Company's obligations hereunder are not assumed by the purchaser or the surviving company (as the case may be), the Awardee (or Awardee’s estate) shall be entitled to receive (a) any Performance Shares that have vested pursuant to Exhibit A, and (b) a prorated number of the Target Number of Performance Shares (other than Performance Shares with respect to which the vesting period has ended) that the Awardee would be entitled to receive at the end of the Measurement Period in accordance with Exhibit A, based on the ratio of the number of full calendar months of the Measurement Period that have elapsed as of date of the Change of Control to the total number of calendar months in the Measurement Period. In the event that a Change in Control occurs during the Measurement Period but after the Awardee’s employment with the Company and its Subsidiaries terminates, and the Awardee (or Awardee’s estate) may be entitled to Performance Shares pursuant to Section 2 above, the Awardee (or Awardee’s estate) shall be entitled to a prorated number of the Target Number of Performance Shares, determined in accordance with Section 2. Delivery of any Performance Shares pursuant to this Section 3 shall be upon the occurrence of the Change in Control. Notwithstanding the foregoing, to the extent the Performance Shares are subject to Section 409A of the Code, payment shall be made in connection with a Change in Control only if such Change in Control also qualifies as a "change in the ownership or effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company, each as determined pursuant to Section 409A of the Code, and any Performance Shares that cannot be delivered upon the occurrence of the Change in Control as a result of the application of this sentence shall instead be delivered on the otherwise-applicable Delivery Date.

4. Transfer Restrictions. Prior to delivery of any Performance Shares, the Awardee shall not be deemed to have any ownership or shareholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) any of the Performance Shares prior to delivery thereof.

5. Adjustment of Shares. Notwithstanding anything contained herein to the contrary, in the event of any change in Common Stock resulting from a corporate transaction including, but not limited to, a subdivision or consolidation, reorganization, recapitalization, merger, share split, reverse share split, share distribution, combination of shares or the payment of a share dividend, the Performance Shares shall be treated in the same manner in any such transaction as other Common Stock.

6. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Performance Shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required; provided that the Company shall use commercially reasonable best efforts to ensure that the terms of all applicable laws, rules and regulations and approvals by any governmental agencies or national securities exchanges as may be required are timely satisfied or obtained, as applicable.

7. Withholding Taxes. The Company shall have the right to require the Awardee to remit to the Company, or to withhold from amounts payable to the Awardee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

8. Awardee Representations. The Awardee has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

9. Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company.

10. Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his address contained in the records of the Company.

11. Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan. In the event of a conflict between this Agreement and the terms of the Plan, the Plan shall control.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

15. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supercedes any prior agreements or understandings between the parties hereto, whether written or oral, with respect to subject matter hereto. To the extent that there is any conflict between the terms and provisions of this Agreement and any other agreement between the Awardee and the Company, the terms and provisions of this Agreement will control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement as of the date first written above.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:
Name: Charles Crovitz
Title: Interim Chief Executive Officer
Date: __________________________

AWARDEE

Name:
Date:

EXHIBIT A

1.	(a). Awardee’s Name:

(b). Awardee’s Social Security Number:

(c). Award Date:  December 10, 2007

(d). Target Number of Performance Shares Available to be earned: _____________________

(e). Maximum Number of Performance Shares Available to be earned: _____________________

(f).  Measurement Period: _____________________

(g). Performance Requirements:

Subject to the terms and conditions set forth in the Performance Stock Award Agreement, the Performance Shares shall be earned to the extent set forth below.

Fiscal Year 2008: [to come]. To the extent this goal is achieved for such fiscal year, the number of Performance Shares that are earned and vest with respect to Fiscal Year 2008 shall be delivered to the Awardee on the Delivery Date (or, if earlier, upon a Change in Control).

Fiscal Year 2009: [to come]. To the extent this goal is achieved for such fiscal year, the number of Performance Shares that are earned and vest with respect to Fiscal Year 2009 shall be delivered to the Awardee on the Delivery Date (or, if earlier, upon a Change in Control).

Fiscal Year 2010: [to come]. To the extent this goal is achieved for such fiscal year, the number of Performance Shares that are earned and vest with respect to Fiscal Year 2010 shall be delivered to the Awardee on the Delivery Date (or, if earlier, upon a Change in Control).